             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                         FORM 8-K/A1

                       CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):FEBRUARY 3, 1997
                                                ----------------


                  York Research Corporation
     (Exact name of registrant as specified in charter)


       Delaware                   0-72                   06-0608633
(State or other jurisdiction   (Commission            (IRS Employer
    of incorporation)          File Number)           Identification No.)


         280 PARK AVENUE, SUITE 2700 WEST, NEW YORK, NY  10017
--------------------------------------------------------------------------
              (Address of principal executive offices)

Registrant's telephone number, including area code: (212-557-6200)
                                                     -------------



--------------------------------------------------------------------------
(Former name or former address, if changed since last report)

    The Current Report on Form 8-K filed by York Research Corporation on December 4, 1996 in connection with the acquisition of North American Energy Conservation, Inc. ("NAEC") is amended by including the financial statements and pro forma financial information required by Item 7.


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             YORK RESEARCH CORPORATION
                             (Registrant)


                             By:
                                  ------------------------------
                                  Michael Trachtenberg, Executive
                                  Vice President
Dated:  February 3, 1997

Item 7.  Financial Statements and Exhibits

         See Index to Financial Statements.

                      YORK RESEARCH CORPORATION AND SUBSIDIARIES
                            INDEX TO FINANCIAL STATEMENTS


                                                                     Page(s)

North American Energy Conservation, Inc.:

    Report of Independent Certified Public Accountants                2

    Balance Sheets - February 28, 1996 (audited) and
      October 31, 1996 (unaudited)                                    3

    Statements of Operations for the Year Ended
      February 28, 1996 (audited) and the eight months ended
      October 31, 1996 and 1995 (unaudited)                           4

    Statement of Stockholder's Equity (Deficit) for the Year
      Ended February 28, 1996 (audited) and for the eight months
      ended October 31, 1996 (unaudited)                              5

    Statements of Cash Flows for the Year Ended
      February 28, 1996 (audited) and for the eight months ended
      October 31, 1996 and 1995 (unaudited)                           6

     Notes to Financial Statements                                    7
                                                                   through
                                                                      10

York Research Corporation and Subsidiaries
Pro Forma Consolidated Statements of Operations:

    Pro Forma Consolidated Statement of
      Operations for the Year Ended February 28, 1996                 12

    Pro Forma Consolidated Statement of Operations
      for the Nine Months Ended November 30, 1996                     13

    Notes to Pro Forma Consolidated Statements of Operations          13
                                                                    through
                                                                      14

                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholder of
North American Energy Conservation, Inc.:

    We have audited the accompanying balance sheet of North American Energy Conservation, Inc. as of February 28, 1996 and the related statements of operations, stockholder's equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North American Energy Conservation, Inc. at February 28, 1996 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                  Grant Thornton LLP




New York, New York
January 31, 1997

                       NORTH AMERICAN ENERGY CONSERVATION, INC.
                                    BALANCE SHEET

                                                  February 28,   October 31,
                                                     1996            1996
                                                 -------------  --------------
ASSETS:                                                           (Unaudited)
CURRENT ASSETS:
   CASH                                               $605,660       $128,495
   INVESTMENTS                                       1,228,750              0
   ACCOUNTS RECEIVABLE-TRADE                         4,293,938      4,044,543
   INVENTORY                                                 0        636,456
                                                  ------------   ------------
TOTAL CURRENT ASSETS                                 6,128,348      4,809,494

PREPAID EXPENSE                                              0        450,000
OTHER ASSETS                                            75,000        575,000
                                                  ------------   ------------

TOTAL ASSETS                                        $6,203,348     $5,834,494
                                                  ------------   ------------
                                                  ------------   ------------

LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT):
CURRENT LIABILITIES:
   ACCOUNTS PAYABLE-TRADE                           $4,041,546     $4,525,250
   ACCRUED  TAXES                                      236,449        374,990
   DUE TO YORK RESEARCH CORPORATION                    600,000      1,246,645
   DUE TO SHAREHOLDER                                  240,000         60,000
   DUE TO RRR'S VENTURES LTD.                        3,546,270              0
                                                  ------------   ------------
TOTAL CURRENT LIABILITIES                            8,664,265      6,206,885
                                                  ------------   ------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDER'S EQUITY (DEFICIT):
PREFERRED STOCK $.01 par value, authorized 10,000
     shares, none issued and outstanding
COMMON STOCK  $.01 par value, authorized 10,000 shares,
     issued and outstanding 10,000 shares                  100            100
ADDITIONAL PAID-IN CAPITAL                             325,146      3,744,936
RETAINED EARNINGS (DEFICIT)                         (3,148,488)    (4,117,427)
UNREALIZED GAIN ON SECURITIES REPORTED AT FAIR
   VALUE                                               362,325              0
                                                  ------------   ------------
TOTAL SHAREHOLDER'S EQUITY (DEFICIT)                (2,460,917)      (372,391)
                                                  ------------   ------------

TOTAL LIABILITIES & SHAREHOLDER'S EQUITY
   (DEFICIT)                                        $6,203,348     $5,834,494
                                                  ------------   ------------
                                                  ------------   ------------



The accompanying notes are an integral part of these financial statements


                                   NORTH AMERICAN ENERGY CONSERVATION, INC.
                                           STATEMENTS OF OPERATIONS

                                            For the Year        For the Eight Months Ended
                                                Ended                   OCTOBER 31,
                                                                        -----------
                                          February 28, 1996        1996              1995
                                          -----------------     ----------        ----------
                                                                        (Unaudited)
REVENUES                                      $17,614,262      $23,721,058        $4,873,018

COST OF GOODS SOLD                             16,627,778       23,260,382         4,710,417
                                            -------------    -------------      ------------

GROSS PROFIT                                      986,484          460,676           162,601
                                            -------------    -------------      ------------

SELLING, GENERAL & ADMINISTRATIVE EXPENSES      2,243,080        1,226,661         1,699,504

OTHER  EXPENSE                                    621,718          202,954           471,854
                                            -------------    -------------      ------------

NET LOSS                                      ($1,878,314)       ($968,939)      ($2,008,757)
                                            -------------    -------------      ------------
                                            -------------    -------------      ------------


The accompanying notes are an integral part of these financial statements.


                                                  NORTH AMERICAN ENERGY CONSERVATION, INC.
                                                      STATEMENT OF STOCKHOLDER'S EQUITY

                                                   COMMON STOCK           Additional                  Retained
                                                   ------------
                                               Shares                      Paid In     Unrealized     Earnings
                                               Issued         Amount       Capital        Gain        (Deficit)         Total
                                             ----------     ----------    ---------    -----------  -------------    -----------

Balance, February 28, 1995                     10,000           $100             $0       $727,198    ($1,270,174)     ($542,876)

Capital contributions                                                       325,146             --             --        325,146
Change in unrealized gain on securities            --             --             --       (364,873)            --       (364,873)
Net loss                                           --             --             --             --     (1,878,314)    (1,878,314)
                                            ---------      ---------      ---------     ----------   ------------    -----------

Balance, February 28, 1996                     10,000            100        325,146        362,325     (3,148,488)    (2,460,917)
   (Unaudited)
Capital contributions                              --             --      3,419,790             --             --      3,419,790
Change in unrealized gain on securities            --             --             --       (362,325)            --       (362,325)
Net loss                                           --             --             --             --       (968,939)      (968,939)
                                            ---------      ---------      ---------     ----------   ------------    -----------

Balance, October 31, 1996 (unaudited)          10,000           $100     $3,744,936             $0    ($4,117,427)     ($372,391)
                                            ---------      ---------      ---------     ----------   ------------    -----------
                                            ---------      ---------      ---------     ----------   ------------    -----------


The accompanying notes are an integral part of these financial statements.



                                   NORTH AMERICAN ENERGY CONSERVATION, INC.
                                            STATEMENTS OF CASH FLOW

                                                              For the Year     For the Eight Months Ended
                                                                 Ended                October 31,
                                                           February 28, 1996      1996           1995
                                                           -----------------   ----------     ----------
OPERATING ACTIVITIES:                                                                 (Unaudited)

Net loss from operations                                       ($1,878,314)    ($968,939)    ($2,008,757)
Adjustments to reconcile net loss from operations to
 net cash generated by (used in) operating activities:
   Loss on sale of equity securities                                45,810            --          45,810
    Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable                   (721,960)      249,395       3,571,978
     Increase in inventory                                              --      (636,456)             --
     Increase in other assets                                           --      (650,000)             --
     Net increase (decrease) in accounts payable, accrued
      expenses, and other liabilities                             (619,374)    1,528,835      (5,366,161)
                                                               -----------   -----------    ------------
NET CASH USED IN OPERATING ACTIVITIES                           (3,173,838)     (477,165)     (3,757,130)
                                                               -----------   -----------    ------------

INVESTING ACTIVITIES:
Proceeds from sale of investments                                  425,316            --         425,316
Increase in other assets                                           (75,000)           --         (75,000)
                                                               -----------   -----------    ------------
NET CASH GENERATED BY INVESTING ACTIVITIES                         350,316             0         350,316
                                                               -----------   -----------    ------------

FINANCING ACTIVITIES:
Cash loaned from RRR'S Ventures Ltd.                             2,368,320            --       2,368,320
                                                               -----------   -----------    ------------
NET CASH GENERATED BY FINANCING ACTIVITIES                       2,368,320             0       2,368,320
                                                               -----------   -----------    ------------

DECREASE IN CASH                                                  (455,202)     (477,165)     (1,038,494)

CASH AT BEGINNING OF PERIOD                                      1,060,862       605,660       1,060,862
                                                               -----------   -----------    ------------

CASH AT END OF PERIOD                                             $605,660      $128,495         $22,368
                                                               -----------   -----------    ------------
                                                               -----------   -----------    ------------


NONCASH INVESTING AND FINANCING ACTIVITIES:
     The Company repaid the RRR'S Ventures Ltd. loan with equity securities in the amount of $2,265,500 for the year ended February 28, 1996 and $1,660,000 and $1,925,000 for the eight months ended October 31, 1996 and 1995, respectively.





The accompanying notes are an integral part of these financial statements.

                    NORTH AMERICAN ENERGY CONSERVATION, INC.
                         NOTES TO FINANCIAL STATEMENTS
(Amounts and information applicable to October 31, 1996 and 1995 are unaudited)
                       ----------------------------------


1.  NATURE OF BUSINESS

    North American Energy Conservation, Inc. ("NAEC" or the "Company") is a marketer of electric energy generated by others for sale in the wholesale power business, and commencing September 1996, of natural gas in the wholesale and retail markets.

    The principal markets for the Company's products and services currently are the Northeastern United States.

    As of November 1, 1996, the Company became an 85% owned subsidiary of York Research Corporation.

2.  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    REVENUE RECOGNITION

    The Company recognizes revenues in the period in which the energy (electricity or gas) is delivered.

    INVENTORY

    Inventories are stated at lower of cost or market. Cost is determined on the average cost method.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of cash, receivables, due to shareholder, accrued taxes and accounts payable approximate fair value, principally because of the short maturity of these items. Equity securities are carried at fair value. For due to RRR'S Ventures Ltd. and loan receivable, there are no quoted market prices, and a reasonable estimate of fair value could not be made without excessive costs.

                    NORTH AMERICAN ENERGY CONSERVATION, INC.
                         NOTES TO FINANCIAL STATEMENTS
(Amounts and information applicable to October 31, 1996 and 1995 are unaudited)
                       ----------------------------------

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The accompanying unaudited financial statements as of October 31, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results for interim periods are not necessarily indicative of results to be expected for the year.

4.  INVESTMENTS

    The Company classifies its investments, which consist of equity securities in both York Research Corporation, an affiliated entity (see Note 7), and non-affiliated entities, as available for sale securities. Such securities are measured at fair value, with net unrealized gains and losses reported in equity. The net unrealized gain decreased $364,873 in the year ended February 28, 1996, and decreased $362,325 in the eight months ended October 31, 1996.

    At February 28, 1996, the cost, unrealized gains, unrealized losses, and fair values of the equity securities was $866,425, $362,325, $0 and $1,228,750, respectively.

    Proceeds on sales of non-affiliated equity securities directly bought and sold by the Company was $425,316 for the year ended February 28, 1996. Losses of $45,810 were realized. The Company uses the specific identification method to determine the cost of securities sold.

5.  INCOME TAXES

    At February 28, 1996, the Company had a net operating loss carryforward of approximately $1,586,000 for Federal income tax purposes. As a result of the change in control (see Note 1) as defined in Section 382 of the Internal Revenue Code, the Company may be unable to realize the benefit of such carryforward and certain other deferred tax benefits. Accordingly, no tax benefit was recorded for such items.

                    NORTH AMERICAN ENERGY CONSERVATION, INC.
                         NOTES TO FINANCIAL STATEMENTS
(Amounts and information applicable to October 31, 1996 and 1995 are unaudited)
                       ----------------------------------

6.  MAJOR CUSTOMERS

    For the year ended February 28, 1996, two customers exceeded 10% of total revenues, one for 27% and one for 38%. For the eight months ended October 31, 1996, three customers exceeded 10% of total revenues at 17%, 24% and 35%. For the eight months ended October 31, 1995, three customers exceeded 10% of total revenues at 18%, 25% and 28%.

7.  RELATED PARTY TRANSACTIONS

    NAEC, from time to time, has borrowed various equity securities, including the common stock of York Research Corporation ("York"), from an affiliated entity, RRR'S Ventures LTD. ("RRR'S"). NAEC was 100% owned through October 31, 1996, by Robert M. Beningson who is also a shareholder and president of RRR'S, and a shareholder and chairman of York. The borrowed stock has been used, when necessary, as collateral for escrow accounts that have been posted with suppliers.

    RRR'S has also loaned NAEC cash to cover various operating expenses. The equity securities are included in investments on the balance sheet at February 28, 1996 (see Note 4). RRR'S charges fees and interest for the equity securities and cash loaned to NAEC at rates ranging from 10.75% to 12%.

    For the year ended February 28, 1996 and the eight months ended October 31, 1996 and 1995, these fees and interest totaled approximately $637,800, $239,900 and $495,100, respectively.

    The loans from RRR'S can be repaid in any combination of cash and equity securities, whether such securities are borrowed from RRR'S or purchased by NAEC. Securities returned will be credited for the fair market value of the security on the date returned. In addition, the Company can sell securities borrowed from RRR'S and utilize the cash received on such sale.

    For the year ended February 28, 1996 and the eight months ended October 31, 1996, the Company was able to benefit from net appreciation in securities borrowed from or returned to RRR'S in the amount of $325,146 and $793,000, respectively. The net appreciation realized has been reflected as a capital contribution due to the common ownership relationship between the Company and RRR'S.

    As of October 31, 1996, RRR'S did not require the balance due to be paid. Accordingly, the balance of $2,626,790 has been reflected as a capital contribution to NAEC.

    In addition, at October 31, 1996, the Company had prepaid $450,000 to Mr. Beningson for a commitment of future services to NAEC over a two year period.

    The Company has an agreement in which the Company reimburses York for the cost of certain selling, general and administrative activities incurred by York on behalf of NAEC. In addition, the Company will pay a power brokerage fee to be agreed upon, based on the level of activity. The Company reimbursed York $1,200,000, $924,032 and $800,000, respectively, and incurred power brokerage fees of $675,000, $0 and $675,000, respectively, for the year ended February 28, 1996 and for the eight months ended October 31, 1996 and 1995. At February 28, 1996 and October 31, 1996, the Company owed York $600,000 and $1,246,645, respectively.

8.  COMMITMENTS AND CONTINGENCIES

    As part of its marketing operations, the Company routinely enters into commitments for the purchase of electric and gas energy. The Company obtains similar commitments from its customers for the sale of the energy.

    In December 1996, claims of approximately $844,000 were asserted against the Company in connection with a dispute with a supplier. The management of the Company believes that the claims are without merit and the Company is not liable for such claims.

                      YORK RESEARCH CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                            ------------------------------


    The following pro forma consolidated statements of operations for the year ended February 28, 1996, and the nine months ended November 30, 1996 give effect to the transaction described in Note 1 to the pro forma consolidated statements of operations.

    The pro forma information is based on historical financial statements of York Research Corporation and subsidiaries ("York") and North American Energy Conservation, Inc. ("NAEC"), giving effect to the transactions under the assumptions and adjustments in the accompanying notes to the pro forma consolidated statements of operations.

    The pro forma consolidated statements of operations for the year ended February 28, 1996 and the nine months ended November 30, 1996 give effect to these transactions as if they occurred at the beginning of the respective periods presented.

    The pro forma consolidated statements of operations have been prepared by York's management based upon the historical financial statements of York and NAEC. These pro forma consolidated statements of operations may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated. The pro forma consolidated statements of operations should be read in conjunction with the historical financial statements and notes contained elsewhere herein, and in York's annual report on Form 10-K and quarterly reports on Form 10-Q.




                                                    FOR THE YEAR ENDED FEBRUARY 28, 1996
                                                                 (UNAUDITED)


                                                      YORK
                                                    RESEARCH
                                                      CORP.        NAEC        PRO FORMA
                                                   HISTORICAL   HISTORICAL     ADJUSTMENTS         PRO FORMA
                                                   ----------   ----------     -----------         ---------
REVENUES
Services                                         $10,450,061             $0           $0           $10,450,061
Development and other fees                         3,941,688              0     (675,000)(A)         3,266,688
Energy sales                                               0     17,614,262                         17,614,262
                                                 ------------   ------------   ----------          -----------
TOTAL REVENUES                                    14,391,749     17,614,262     (675,000)           31,331,011
                                                 ------------   ------------   ----------          -----------

COSTS & EXPENSES
Cost of services                                   5,452,869              0            0             5,452,869
Cost of energy                                             0     16,627,778            0            16,627,778
Selling, general & administrative                  6,019,547      2,243,080    (645,000)(A)&(B)      7,617,627
Interest and other (income) expense               (2,430,295)       621,718            0            (1,808,577)
Minority interest in consolidated
 partnership                                         500,000              0            0               500,000
                                                 ------------   ------------   ----------          -----------

TOTAL COSTS & EXPENSES                             9,542,121     19,492,576     (645,000)           28,389,697
                                                 ------------   ------------   ----------          -----------

INCOME BEFORE TAXES                                4,849,628     (1,878,314)     (30,000)            2,941,314

PROVISION FOR TAXES                                  450,000              0            0               450,000
                                                 ------------   ------------   ----------          -----------

NET INCOME                                        $4,399,628    ($1,878,314)    ($30,000)           $2,491,314
                                                 ------------   ------------   ----------          -----------
                                                 ------------   ------------   ----------          -----------

Net income per common share                            $0.35                                             $0.23
                                                 ------------                                      -----------
                                                 ------------                                      -----------

Weighted average number of common shares
 and common share equivalents                     15,512,011                                        15,512,011
                                                 ------------                                      -----------
                                                 ------------                                      -----------


    These pro forma financial statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated.




                                                 FOR THE NINE MONTHS ENDED NOVEMBER 30, 1996
                                                                 (UNAUDITED)



                                               YORK
                                             RESEARCH
                                               CORP.       NAEC           PRO FORMA
                                            HISTORICAL     HISTORICAL     ADJUSTMENTS         PRO FORMA
                                            ----------     ----------     -----------         ---------

REVENUES
Services                                    $14,554,965             $0           $0           $14,554,965
Energy sales                                  5,223,483     23,721,058            0            28,944,541
                                            ------------   ------------   ----------          ------------
TOTAL REVENUES                               19,778,448     23,721,058            0            43,499,506
                                            ------------   ------------   -----------         ------------


COSTS & EXPENSES
Cost of services                              4,449,000              0            0             4,449,000
Cost of energy                                5,019,961     23,260,382            0            28,280,343
Selling, general & administrative             5,079,499      1,226,661       22,500 (B)         6,328,660
Interest and other (income) expense          (2,737,322)       202,954            0            (2,534,368)
Minority interest in consolidated
 partnership                                    185,726              0            0               185,726
                                            ------------   ------------   ----------          ------------
TOTAL COSTS & EXPENSES                       11,996,864     24,689,997       22,500            36,709,361
                                            ------------   ------------   ----------          ------------

INCOME BEFORE TAXES                           7,781,584       (968,939)     (22,500)            6,790,145
PROVISION (BENEFIT) FOR TAXES                 2,062,000              0     (365,591) (C)        1,696,409
                                            ------------   ------------   ----------          ------------

NET INCOME                                   $5,719,584      ($968,939)    $343,091           $5,093,736
                                            ------------   ------------   ----------          ------------
                                            ------------   ------------   ----------          ------------

Net income per share - primary                    $0.38                                             $0.34
                                            ------------                                      ------------
                                            ------------                                      ------------

Net income per share -fully diluted               $0.37                                             $0.33
                                            ------------                                      ------------
                                            ------------                                      ------------

Weighted average number of common shares
 and common share equivalent                 15,470,050                                        15,470,050
                                            ------------                                      ------------
                                            ------------                                      ------------


    These pro forma financial statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

1)  SUMMARY OF TRANSACTION

    As of November 1, 1996, York acquired 85% of the shares of NAEC for $1 from NAEC. Prior to the acquisition, all of the stock was owned by York's chairman. The acquisition has been accounted for as a purchase.

    NAEC historical values reflect only eight months, as the month ended November 30, 1996 is included in York's historical values pursuant to the acquisition of NAEC on November 1, 1996.

                      YORK RESEARCH CORPORATION AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                            ------------------------------


    2)   PRO FORMA ADJUSTMENTS

         (A)  To eliminate intercompany revenues and expenses.
         (B) To amortize over 10 years the Federal Energy Regulatory Commission License acquired.
         (C)  To reflect the tax benefit of NAEC losses.